One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5147
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Douglas R. Jamieson
President & Chief Operating Officer
(914) 921-5020

Kieran Caterina
Acting Co-Chief Financial Officer
(914) 921-5149

For further information please visit
www.gabelli.com

GAMCO Reports 18.9% Increase In AUM Year Over Year to $31.6 Billion
2007 Third Quarter Earnings up 8% Versus Year Ago Quarter
$0.64 per fully diluted share vs. $0.60 per fully diluted share

Rye, New York, November 8, 2007 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced third quarter 2007 net income of $18.3 million, or $0.64 per fully diluted share, approximately 8% above $0.60 per fully diluted share in 2006, which was restated from a reported $0.59 per fully diluted share.

For the nine months ended September 30, 2007, net income was $55.5 million versus a restated $44.9 million in the comparable 2006 period and fully diluted earnings per share were $1.95 versus a restated $1.55 in the comparable 2006 period.  The nine-month 2006 results included a special charge of $0.27 per fully diluted share.

During the third quarter of 2007, a recovery of insurance claims net of tax adjustments added $0.02 per fully diluted share to our earnings.

Assets Under Management – $31.6 Billion at September 30th

Assets Under Management (AUM) were a record $31.6 billion as of September 30, 2007, 3.3% higher than June 30, 2007 AUM of $30.6 billion and 18.9% higher than September 30, 2006 AUM of $26.6 billion.  Equity assets under management were a record $30.6 billion on September 30, 2007, 2.1% more than June 30, 2007 equity assets of $29.9 billion and 18.2% above the $25.9 billion on September 30, 2006.

–	Fixed income AUM, primarily money market mutual funds, totaled $1.1 billion on September 30, 2007 compared to AUM of $705 million on June 30, 2007 and AUM of $737 million on September 30, 2006.

–	Our 100% US Treasury Money Market Fund¹, ranked #1 in total return for the 12 months ended September 30, 2007 among 83 US Treasury money market funds tracked by Lipper Inc.², exceeded $1 billion as investors sought money market funds that focus on the highest quality U.S. Treasury instruments and superior yield. For the 5 year and 10 year periods ended September 30, 2007, the fund ranked 2nd out of 70 funds and 3rd out of 49 funds, respectively, within that category.

–	AUM in our closed-end equity funds at September 30, 2007 were $6.4 billion, unchanged from June 30, 2007, but 20.9% higher than the $5.3 billion on September 30, 2006.

–	Our open-end equity fund AUM were $9.9 billion on September 30, 2007, a 3.5% gain from $9.5 billion on June 30, 2007 and 25.6% higher than the $7.9 billion at September 30, 2006.

●	The Gabelli Equity Income Fund and the Gabelli Small Cap Growth Fund are both over $1.0 billion in AUM at September 30, 2007. The GAMCO Gold Fund was approximately $0.5 billion at September 30, 2007.

–
Our institutional and high net worth business had $13.8 billion in separately managed accounts on September 30, 2007, an increase of 2.0% over June 30, 2007 AUM of $13.5 billion and 12.6% over September 30, 2006 AUM of $12.2 billion.

–	AUM in our investment partnerships were $491 million on September 30, 2007 versus $486 million on June 30, 2007 and $488 million on September 30, 2006.

–
We receive incentive and fulcrum fees for our investment partnership assets, certain institutional client assets, preferred issues of our closed-end funds and our new closed-end fund launched in January 2007, the Gabelli Global Deal Fund.  As of September 30, 2007, assets generating performance-based fees were $3.7 billion, just above the $3.6 billion on June 30, 2007 and a 24.3% increase over the $3.0 billion on September 30, 2006.

¹Past performance is no guarantee of future results. An investment in any money market fund is not insured or guaranteed by the US government, the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to maintain the value of an investment at $1.00 per share it is possible to lose money by investing in the Fund. Dividend yields and returns have been enhanced due to expense limitations initiated by the Adviser. Equity funds involve the risk that the underlying investments may lose value. Accordingly, it is possible to lose money by investing in these funds. Investing in gold stocks is considered speculative and is affected by a variety of worldwide economic, financial, and political risks. Small capitalization companies present greater risks than securities of larger more established companies. They trade less frequently and experience more abrupt price movements. Investors should consider the investment objectives, risks, sales charges and expense of the fund carefully before investing. The prospectus contains more complete information about this and other matters. The prospectus should be read carefully before investing. You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554) or contacting your financial representative or by visiting http://www.gabelli.com.

² Lipper Inc. is a nationally-recognized independent provider of investment company data.

    Revenues

For the third quarter of 2007, investment advisory fees were $58.4 million, an increase of $8.6 million or 17.4% compared to the year ago quarter:

–
Our closed-end funds revenues climbed 19.5% to $12.8 million in the third quarter 2007 from $10.7 million in 2006, driven by investment returns and the launch of our new fund, the Gabelli Global Deal Fund.

–	Open-end mutual funds generated revenues of $24.1 million, 23.1% higher than the $19.6 million generated in the third quarter 2006.

–	Institutional and high net worth separate accounts revenues increased 14.7% to $21.0 million from $18.3 million in third quarter 2006, mostly traceable to investment performance.

–	Investment Partnership revenues were $0.5 million, down 54.2%, or $0.6 million from the 2006 quarter.

Commission revenues from our institutional research business, Gabelli & Company, Inc., continued to climb, up 24.8% from the prior year at $3.5 million.  The increase was primarily due to continued recognition of our growing institutional research and sales efforts.

Mutual fund distribution fees and other income were $6.6 million for the third quarter 2007, an increase of $1.2 million, or 20.9%, higher than the $5.4 million in third quarter 2006.

For the nine months ended September 30, 2007, investment advisory fees were $172.6 million, an increase of $18.9 million or 12.3% compared to the year ago period:

–	Our closed-end funds revenues were up 18.0% to $37.4 million versus the $31.7 million in 2006, as a result of investment returns and the launch of the Gabelli Global Deal Fund in February 2007.

–	Open-end mutual funds revenues grew 15.0% to $68.8 million from $59.8 million in 2006 based on higher average AUM.

–	Institutional and high net worth separate account revenues increased 7.6% to $62.8 million from $58.4 million reported in 2006.

–	Investment Partnership revenues were down $0.2 million to $3.5 million from $3.7 million in the prior period.

Commission revenues from our institutional research business, Gabelli & Company, Inc., were $11.5 million for the nine months ended September 30, 2007, up 25.8% from the prior year’s comparable amount of $9.2 million.  The increase was primarily due to continued recognition of our growing institutional research and sales efforts.

Mutual fund distribution fees and other income were $19.2 million for the nine months ended September 30, 2007, an increase of $3.2 million, or 19.8%, from the $16.0 million in the 2006 period.

Operating Margin

It is important to note that in the third quarter GAMCO received a portion of the proceeds from previously-disclosed insurance claims. The insurance carrier paid $3.8 million of claims submitted to it in prior quarters. These proceeds are in our operating income.

The operating margin before management fee was 39.3% for the third quarter of 2007 (44.8% after this special adjustment) compared to 37.2% in the prior year period. The operating margin before management fee was 37.0% for the nine months ended September 30, 2007 compared to 30.6% in the prior year period.

Other Income / Expense

Total other income (which represents primarily investment income from our proprietary investments), net of interest expense, was sharply lower at $4.5 million for the third quarter 2007 compared to $9.0 million in 2006.

Total other income, net of interest expense, was $28.7 million for the nine months ended September 30, 2007 compared to $41.5 million in 2006.

The management fee for the three months ended September 30, 2007 was $3.5 million versus $3.1 million in 2006. The management fee for the nine months ended September 30, 2007 was $10.4 million versus $8.3 million in 2006.

The effective tax rate for the three months ended September 30, 2007 was 42.2% compared to the prior year quarter’s effective rate of 37.5%.  The higher effective tax rate reflects adjustments as we settled tax audit open items in tax returns prior to 2004, without which our effective tax rate would have been 37.7%. The effective tax rate was 40.0% for the nine months ended September 30, 2007 as compared to 38.9% in the prior year’s comparable period. The effective rate for the nine months before tax audit adjustments would be 38.5% for the nine months ended September 30, 2007.

Business Highlights

●
The Gabelli Global Gold, Natural Resources & Income Fund's (AMEX: GGN) shelf registration for $350 million became effective in September. In October, GGN issued $100 million 6.625% series A cumulative preferred shares at $25 per share through Citigroup, Merrill Lynch, and Gabelli & Company.

●
To enhance our research into areas of our core research competency, GAMCO opened research offices in Shanghai and Singapore supplementing our existing offices in London, New York, Chicago and Minneapolis.

●	A special shareholder meeting is scheduled to occur during the fourth quarter 2007 at which shareholders will be presented several dynamics for consideration:

–	The spin-off of our 42% economic interest in Gabelli Advisers, Inc., the advisor to the six GAMCO Westwood open-end funds with $443 million in AUM at September 30, 2007. Four of the GAMCO Westwood Funds’ Class AAA shares are rated four stars or better by Morningstar[3].

–	A shareholder proposal to convert Class B shares to Class A shares.

–	Confirmation of the existing employment agreement between Mr. Gabelli and the Company.

[3] Morningstar RatingTM as of September 30, 2007. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar risk-adjusted return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees) placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in an investment category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three, five, and ten-year (if applicable) Morningstar Rating metrics. Morningstar Ratings are shown for the respective class shown; other classes may have different performance characteristics. There were 1,095 Large Value funds rated for three years, 856 funds for five years and 398 funds for ten years (GAMCO Westwood Equity Fund - rated 4 stars overall, 5 stars for the three year period, and 4 stars for the five and ten year periods ended September 30, 2007, respectively). There were 307 Small Value funds rated for three years, 242 funds for five years and 83 funds for ten years (GAMCO Westwood Mighty Mites® Fund - rated 4 stars overall and 5 and 3 stars for the three and five year periods ended September 30, 2007, respectively). There were 874 Moderate Allocation funds rated for three years, 660 funds for five years and 379 funds for ten years (GAMCO Westwood Balanced Fund, rated 4 stars overall, 4 stars for the three and ten year periods, and 3 stars for the five year periods ended September 30, 2007 and GAMCO Westwood Income Fund, rated 5 stars overall, 4 stars for the three year period and 5 stars for the five and ten year periods ended September 30, 2007, respectively). There were 968 Intermediate-Term Bond funds rated for three years, 824 funds for five years and 406 funds for ten years (GAMCO Westwood Intermediate Bond Fund - rated 2 stars overall, two stars for the three and ten year periods, and 1 star for the five year period ended September 30, 2007, respectively). There were 491 Small Blend funds rated for three years, 390 funds for five years and 154 funds for ten years (GAMCO Westwood SmallCap Equity Fund - rated 2 stars overall, 5 stars for the three year period, 2 stars for the five year period, and 1 star for the ten year period ended September 30, 2007, respectively). © 2007 Morningstar, Inc. All Rights reserved. This information is (1) proprietary to Morningstar and/or its content providers (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

●	Gabelli & Company, Inc, our institutional equity research firm, recently hosted three research symposiums as part of the firm's institutional brokerage business.

–	Our 13th Annual Aircraft Supplier Conference was held in New York. The themes of this two-day research conference included competitive dynamics and new technologies.

–	We held our Third Annual RFID (Radio Frequency Identification) Conference in Chicago. Senior managements from many of the leading companies in this supply chain management technology discussed industry fundamentals, technology standards, and their corporate outlooks.

–	Our 31st Annual Automotive Aftermarket Symposium was held in Las Vegas. The three-day investment research meeting, which focused on emissions technology, fuel efficiency, and OEM supplier dynamics, featured presentations from senior management at 27 leading automotive parts suppliers, retailers, and dealers.

●	Our liquid balance sheet, coupled with investment grade credit ratings from both Moody's and Standard & Poor's, provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives. As a result of GAMCO Investors, Inc.'s shelf registration in the third quarter 2006, we have the right to issue any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $520 million. This includes the remaining $120 million available under our previous shelf registration filed in 2001.

●	On July 10, 2007, Kieran Caterina and Diane M. LaPointe were named Acting Co-Chief Financial Officers. Mr. Caterina joined GAMCO in March 1998 as a staff accountant. Most recently, he served as Vice President and Chief Accounting Officer of GAMCO. Ms. LaPointe joined GAMCO in 2004 and served as Vice President and Controller of Gabelli Securities, Inc. Ms. LaPointe was formerly the Chief Financial Officer of Security Capital Corporation and the Director of Worldwide Financial Reporting at Ultramar PLC.

Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

We ended the quarter with approximately $696.4 million in cash and investments, which is net of $2.6 million of cash and investments held by our consolidated investment partnerships.  This included approximately $137.2 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund, Westwood Holdings Group, various Gabelli and GAMCO open-end mutual funds as well as other investments classified as available for sale securities.  Our debt consisted of $100 million of 5.5% senior notes due May 2013 and a $50.0 million 6% convertible note due August 2011.  We had cash and investments in securities, net of debt and minority interest, of $19.23 per share on September 30, 2007 compared with $17.12 per share on December 31, 2006 and $16.54 per share on September 30, 2006. We caution that this metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

Stockholders' equity was $475.7 million or $16.94 per share on September 30, 2007 compared to $451.6 million or $15.99 per share on December 31, 2006 and $419.2 million or $14.84 per share on September 30, 2006.

Shareholder Compensation

Dividends - We paid $1.00 per share extra on July 30, 2007

    Consistent with the goals stated in our annual report that we expect to pay shareholders compensation of at least 40% of our earnings in the form of stock buybacks or dividends, our Board of Directors declared a special dividend of $1.00 per share to all GBL Class A and Class B shareholders, payable on July 30, 2007 to shareholders of record on July 23, 2007. This was in addition to our regular quarterly dividend of $0.03 per share, GAMCO paid its first dividend in the amount of $0.02 per share to its Class A shareholders in December 2003 and began paying a quarterly dividend to all shareholders in June 2004. Since that time, GAMCO has paid a total of approximately $90 million, or $3.08 per share in dividends to Class A and Class B shareholders, including $2.70 per share in prior special dividends.

Share Repurchase

    In the third quarter of 2007, we repurchased 52,000 shares at an average investment of $47.31 per share. For the first nine months of 2007, we repurchased 166,200 shares at an average investment of $45.53 per share. Through September 30, 2007, we repurchased 4,835,858 class A common shares at an average investment of $39.66 per share since our buyback program was initiated in March 1999. The total amount of shares currently available for repurchase under the current authorization is approximately 882,000 shares at September 30, 2007.

    Shares outstanding on September 30, 2007 were 28.1 million, level with June 30, 2007 shares and approximately 0.6% lower than 28.2 million shares outstanding on September 30, 2006.  Fully diluted shares outstanding for the third quarter of 2007 were 29.1 million, level with second quarter 2007 fully diluted shares outstanding and 0.5% below our fully diluted shares of 29.2 million for the third quarter 2006.

Financial Results

In the first quarter of 2006, the provisions of FASB Interpretation No. 46R (“FIN 46R”) and Emerging Issue Task Force 04-5 (“EITF 04-5”) required the consolidation of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of five investment partnerships and an offshore fund on March 31, 2006 to add substantive kickout rights, FIN 46R and EITF 04-5 only required us to consolidate these entities on our consolidated condensed statement of income for the first quarter 2006.  Accordingly, to provide a better understanding of our core results and trends, GAMCO has provided the 2006 results before adjusting the first quarter 2006 results for FIN 46R and EITF 04-5 on these partnerships and this fund.  These results are not presented in accordance with generally accepted accounting principles (“GAAP”) in the United States.  A reconciliation of these non-GAAP financial measures to results presented in accordance with GAAP is presented in Table V.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.	Cash and investments as adjusted have been computed as follows: (in millions)

	9/30/06	12/31/06	9/30/07
Cash and cash equivalents	$112.1	$138.1	$195.9
Investments (marketable securities)	469.5	479.2	336.1
Total cash and investments (marketable securities)	581.6	617.3	532.0
Net amounts receivable/(payable) from/to brokers	45.4	17.3	29.8
Adjusted cash and investments (marketable securities)	627.0	634.6	561.8
Investments (available for sale)	92.6	102.0	137.2
Total adjusted cash and investments	$719.6	$736.6	$699.0

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable/(payable) from/to brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc (the "Company") as management fee expense is based on pre-tax income, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table IV.

C.
Beginning January 1, 2006, the provisions of FASB Interpretation No. 46R (“FIN 46R”) and Emerging Issue Task Force 04-5 (“EITF 04-5”) require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements.  However, since we amended the agreements of five investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 only required us to consolidate these entities on our consolidated condensed statement of income for the first quarter 2006.  We were not required to consolidate these entities on our consolidated condensed statement of financial condition at March 31, 2006.  In addition, these partnerships and offshore funds, for which the agreements were amended, are not required to be consolidated within our consolidated condensed statement of income or on our consolidated condensed statement of financial condition in future periods as long as we continue to not maintain a direct or indirect controlling financial interest.  For the nine months ended September 30, 2006, the consolidation of these entities had no impact on net income but did affect the classification of income between operating and other income.  As a result, in Table V, we have also provided our results before adjusting for FIN 46R and EITF 04-5 on these partnerships and this fund.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows:
Table I:	Assets Under Management (millions)
Mutual Funds:	September 30, 2006	September 30, 2007	% Inc. (Dec.)
Open-end	$7,854	$9,866	25.6%
Closed-end	5,327	6,443	20.9
Fixed Income	683	1,048	53.4
Total Mutual Funds	13,864	17,357	25.2
Institutional & Separate Accounts:
Equities: direct	9,470	11,266	19.0
“ sub-advisory	2,725	2,494	(8.5)
Fixed Income	54	27	(50.0)
Total Institutional & Separate Accounts	12,249	13,787	12.6
Investment Partnerships	488	491	0.6
Total Assets Under Management	$26,601	$31,635	18.9

Equities	$25,864	$30,560	18.2
Fixed Income	737	1,075	45.9
Total Assets Under Management	$26,601	$31,635	18.9

Table II:	Assets Under Management (millions)
						% Increase/(decrease)
Mutual Funds	9/06	12/06	3/07	6/07	9/07	6/07	9/06
Open-end	$7,854	$8,389	$8,858	$9,529	$9,866	3.5%	25.6%
Closed-end	5,327	5,806	6,188	6,412	6,443	0.5	20.9
Fixed income	683	744	591	684	1,048	53.2	53.4
Total Mutual Funds	13,864	14,939	15,637	16,625	17,357	4.4	25.2
Institutional & Separate Accounts:
Equities: direct	9,470	10,282	10,587	11,116	11,266	1.3	19.0
“ sub-advisory	2,725	2,340	2,608	2,383	2,494	4.7	(8.5)
Fixed Income	54	50	49	21	27	28.6	(50.0)
Total Institutional & Separate Accounts	12,249	12,672	13,244	13,520	13,787	2.0	12.6
Investment Partnerships	488	491	477	486	491	1.0	0.6
Total Assets Under Management	$26,601	$28,102	$29,358	$30,631	$31,635	3.3	18.9

Table III:	Fund Flows – 3rd Quarter 2007 (millions)

	June 30, 2007	Net Cash Flows	Market Appreciation / (Depreciation)	September 30, 2007

Mutual Funds:
Equities	$15,941	$88	$280	$16,309
Fixed Income	684	356	8	1,048
Total Mutual Funds	16,625	444	288	17,357
Institutional & Separate Accounts
Equities: direct	11,116	34	116	11,266
“ sub-advisory	2,383	85	26	2,494
Fixed Income	21	6	-	27
Total Institutional & Separate Accounts	13,520	125	142	13,787

Investment Partnerships	486	2	3	491
Total Assets Under Management	$30,631	$571	$433	$31,635

Table IV

GAMCO INVESTORS, INC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,
	2006 (a)	2007	% Inc. (Dec.)

Revenues	$57,994	$68,469	18.1%
Expenses	36,439	37,828	3.8

Operating income before management fee	21,555	30,641	42.2

Investment income	12,328	7,324	(40.6)
Interest expense	(3,368)	(2,828)	(16.0)
Other income, net	8,960	4,496	(49.8)

Income before management fee, income taxes and minority interest	30,515	35,137	15.1
Management fee	3,058	3,541	15.8
Income before income taxes and minority interest	27,457	31,596	15.1
Income taxes	10,296	13,340	29.6
Minority interest	118	(81)	(168.6)
Net income	$17,043	$18,337	7.6

Net income per share:
Basic	$0.60	$0.65	8.2

Diluted	$0.60	$0.64	8.3

Weighted average shares outstanding:
Basic	28,254	28,106	(0.5)

Diluted	29,235	29,099	(0.5)

Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee	$21,555	$30,641
Deduct: management fee	3,058	3,541
Operating income	$18,497	$27,100
Operating margin before management fee	37.2%	44.8%
Operating margin after management fee	31.9%	39.6%

(a)           As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2006 (a)(b)	Adjust- ments(c)	2006 (b)(d)	2007 (d)	Δ 2007(d) - 2006(b)(d)%		Δ 2007(d) - 2006(a)(b)%

Revenues	$179,824	$(887)	$178,937	$203,352	$24,415	13.6%	$23,528	13.1%
Expenses	124,036	162	124,198	128,182	3,984	3.2	4,146	3.3

Operating income before management fee	55,788	(1,049)	54,739	75,170	20,431	37.3	19,382	34.7

Investment income	37,421	14,759	52,180	38,255	(13,925)	(26.7)	834	2.2
Interest expense	(10,057)	(580)	(10,637)	(9,537)	1,100	(10.3)	520	(5.2)
Other income, net	27,364	14,179	41,543	28,718	(12,825)	(30.9)	1,354	4.9

Income before management fee, income taxes and minority interest	83,152	13,130	96,282	103,888	7,606	7.9	20,736	24.9
Management fee	8,293	-	8,293	10,391	2,098		2,098
Income before income taxes and minority interest	74,859	13,130	87,989	93,497	5,508		18,638
Income taxes	29,273	4,924	34,197	37,403	3,206		8,130
Minority interest	639	8,206	8,845	596	(8,249)		(43)
Net income	$44,947	$-	$44,947	$55,498	$10,551	23.5	$10,551	23.5

Net income per share:
Basic	$1.57	$-	$1.57	$1.97	$0.40	25.6	$0.40	25.6

Diluted	$1.55	$-	$1.55	$1.95	$0.39	25.5	$0.39	25.5

Weighted average shares outstanding:
Basic	28,644		28,644	28,164	(480)	(1.7)	(480)	(1.7)

Diluted	29,635		29,635	29,148	(487)	(1.6)	(487)	(1.6)
Reconciliation of Non-GAAP Financial Measures to GAAP:
Operating income before management fee	$55,788		$54,739	$75,170
Deduct: management fee	8,293		8,293	10,391
Operating income	$47,495		$46,446	$64,779
Operating margin before management fee	31.0%		30.6%	37.0%
Operating margin after management fee	26.4%		26.0%	31.9%

(a)	Final results before adjustments relating to FIN 46R and EITF 04-5 – not GAAP.
(b)	As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.
(c)	Adjustments relating to FIN 46R and EITF 04-5 on five partnerships and one offshore fund on which substantive kick-out rights were added on March 31, 2006.
(d)	GAAP basis.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	2006					2007
	1st (a)	2nd (a)	3rd (a)	4th (a)		1st	2nd	3rd	Nine Months Ended September 30,
	Quarter	Quarter	Quarter	Quarter	Full - Year	Quarter	Quarter	Quarter	2007	2006
Income Statement Data:

Revenues	$59,284	$61,659	$57,994	$82,526	$261,463	$66,606	$68,277	$68,469	$203,352	$178,937

Expenses	37,381	50,378	36,439	47,682	171,880	42,694	47,660	37,828	128,182	124,198

Operating income before management fee	21,903	11,281	21,555	34,844	89,583	23,912	20,617	30,641	75,170	54,739

Investment income	29,498	10,355	12,328	18,938	71,119	13,572	17,359	7,324	38,255	52,180
Interest expense	(3,875)	(3,394)	(3,368)	(3,589)	(14,226)	(3,380)	(3,329)	(2,828)	(9,537)	(10,637)
Other income, net	25,623	6,961	8,960	15,349	56,893	10,192	14,030	4,496	28,718	41,543

Income before management fee, income taxes and minority interest	47,526	18,242	30,515	50,193	146,476	34,104	34,647	35,137	103,888	96,282

Management fee	3,417	1,818	3,058	4,943	13,236	3,401	3,449	3,541	10,391	8,293

Income before income taxes and minority interest	44,109	16,424	27,457	45,250	133,240	30,703	31,198	31,596	93,497	87,989

Income taxes	16,541	7,360	10,296	16,651	50,848	11,207	12,856	13,340	37,403	34,197
Minority interest	8,608	119	118	1,620	10,465	332	345	(81)	596	8,845

Net income	$18,960	$8,945	$17,043	$26,979	$71,927	$19,164	$17,997	$18,337	$55,498	$44,947

Net income per share:
Basic	$0.65	$0.31	$0.60	$0.96	$2.52	$0.68	$0.64	$0.65	$1.97	$1.57

Diluted	$0.64	$0.31	$0.60	$0.94	$2.49	$0.67	$0.63	$0.64	$1.95	$1.55

Weighted average shares outstanding:
Basic	29,180	28,507	28,254	28,240	28,542	28,228	28,160	28,106	28,164	28,644

Diluted	30,185	29,496	29,235	29,208	29,525	29,196	29,147	29,099	29,148	29,635

Reconciliation of Non-GAAP
Financial measures to GAAP:
Operating income before management fee	$21,903	$11,281	$21,555	$34,844	$89,583	$23,912	$20,617	$30,641	$75,170	$54,739
Deduct: management fee	3,417	1,818	3,058	4,943	13,236	3,401	3,449	3,541	10,391	8,293
Operating income	$18,486	$9,463	$18,497	$29,901	$76,347	$20,511	$17,168	$27,100	$64,779	$46,446
Operating margin before management fee	36.9%	18.3%	37.2%	42.2%	34.3%	35.9%	30.2%	44.8%	37.0%	30.6%
Operating margin after management fee	31.2%	15.3%	31.9%	36.2%	29.2%	30.8%	25.1%	39.6%	31.9%	26.0%

(a) As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.

Table VII

GAMCO INVESTORS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31,	September 30,	September 30,
	2006	2006 (a)	2007
ASSETS		(unaudited)	(unaudited)

Cash and cash equivalents	$138,113	$112,089	$195,893
Investments	589,495	585,127	484,178
Receivables	96,942	68,987	61,502
Other assets	12,681	11,832	11,198

Total assets	$837,231	$778,035	$752,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable	$30,174	$38,387	$43,613
Income taxes payable	13,922	6,101	21,251
Accrued expenses and other liabilities	88,423	61,744	53,171
Total operating liabilities	132,519	106,232	118,035
5.5% Senior notes (due May 15, 2013)	100,000	100,000	100,000
6% Convertible note, $50 million outstanding (due August 14, 2011)(b)	49,504	50,000	49,584
5.22% Senior notes (due February 17, 2007)	82,308	82,308	-
Total debt	231,812	232,308	149,584
Total liabilities	364,331	338,540	267,619

Minority interest	21,324	20,316	9,497

Stockholders' equity	451,576	419,179	475,655

Total liabilities and stockholders' equity	$837,231	$778,035	$752,771

(a)	As restated to reflect the reversal of certain previously-accrued expenses for compensation in investment partnerships.
(b)	At September 30, 2007 and December 31, 2006, the conversion price was $53 per share. At June 30, 2006, the convertible note bore an interest rate of 5% with a conversion price of $52 per share.